UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2007

Amalgamated Acquisition Corp.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-52260
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Room 1819 Mingyong Building, No.60 Xian Road, Shekekou District, Dalian, China 116021

(Address of Principal Executive Offices including Zip Code)

+13909840703

(Registrant's Telephone Number, including Area Code)

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Amalgamated Acquisition Corp., a Delaware corporation (the "Registrant" or “Company”), from time to time with the U.S. Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements.  Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01

Entry into a Material Definitive Agreement

On December 3, 2007, in accordance with the terms of a Transfer Agreement (“Agreement”) between Amalgamated Acquisition Corp., a Delaware corporation (the “Company”), and QMIS Finance Securities Ltd., a Delaware corporation (“QMIS”), the Company authorized the issuance of 10,000,000 shares of its common stock, $.0001 par value per share, to QMIS for services rendered, valued at US$5,000,000. The issuance resulted in a change in control of the Company.  A description of the material terms of the aforementioned Agreement is also included in Item 5.01 of this Form 8-K and is incorporated by reference into this Item. In addition, a copy of the Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein.  The foregoing description is modified by such reference.

Item 5.01

Changes in Control of Registrant

On December 3, 2007, the Company’s Board of Directors authorized the issuance of 10,000,000 million shares of its common stock, $.0001 par value per share, to QMIS in exchange for services rendered, valued at US$5,000,000.  Following the issuance, QMIS owns 87.8% of the issued and outstanding capital stock of the Company as of the date of this report.  The Company had 1,390,000 shares of common stock issued and outstanding prior to the issuance, all of which is held by the Company’s current sole officer and director, Mr. Wang Xiao Peng, and 11,390,000 shares of common stock issued and outstanding immediately following the issuance.  QMIS’s business address is at Mingyong Building, Room 1819, No. 60 Xian Road, Shekekou District, Dalian, China 116021 (PRC). QMIS is owned and controlled by Mr. Chin Yung Kong, a Malaysian citizen.

The following table contains information regarding the shareholdings of the Company's current director and executive officer and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of the warrants held by each such person or entity, if any):

Name and, as Appropriate, Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned (1)
Wang Xiao Peng	1,390,000	12.2%
QMIS Finance Securities Ltd. (2)	10,000,000	87.8%
Current officer and director as a group (1 person)	1,390,000	12.2%

_____________________

(1) Based upon 11,390,000 shares of Common Stock issued and outstanding as of December 28, 2007.

(2) Mr. Chin Yung Kong is the sole beneficial owner of QMIS Finance Securities Ltd., a Delaware corporation.

Item 9.01 Exhibits

The following Exhibit is filed herein:

Exhibits:

Exhibit 10.1	Transfer Agreement between Amalgamated Acquisition Corp. and QMIS Finance Securities Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMALGAMATED ACQUISITION CORP.

(Registrant)

 Dated: December 28, 2007

/s/ Wang Xiao Peng

By: ______________________

Name: Wang Xiao Peng

Title: President and CEO

EXHIBIT 10.1 -- TRANSFER AGREEMENT

(NOTE: TRANSLATED FROM CHINESE TO ENGLISH)

Transfer Agreement

Transferor: Amalgamated Acquisition Corporation.

Transferee: QMIS Finance Securities Ltd

Both parties under negotiation and come to an agreement that Amalgamated Acquisition Corp agreed to transfer the shares are as follows:

1.  Mr. Wang Xiaopeng agreed to transfer his Amalgamated Acquisition Corp shares 10% to the transferee, and transferee accepted the offer for the services rendered to the transferor.

2.  The transferee accepted the offer and registered as the new shareholder of the above company and it should update the company’s records according for SEC filling.

3.  The transferee amount of shares will be having the same right as the common shareholders responsibilities, such as company liabilities, assets and other expenses.

4.  The transferor is responsible to get all the documentary done for transferring of shares after the signing of this contract.

This contract is valid with immediate effect, two copies, one copy for each party.

Signed by transferor: Amalgamated Acquisition Corp.

/s/ Wang Xiaopeng

Wang Xiaopeng

Dated: 2007.12.3

Signed by Transferee: QMIS Finance & Securities Ltd.

/s/ Chin Yung Kong

Chin Yung Kong

Dated: 2007.12.3